UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2011

Commission File Number: 000-50502

PREMIER ALLIANCE GROUP, INC
(Exact Name of registrant as Specified in Its Charter)

Nevada	20-0443575
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4521 Sharon Road
Suite 300
Charlotte, North Carolina 28211
(Address of principal executive offices)

(704) 521-8077
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2011, the Board of Directors of Premier Alliance Group, Inc. (the “Company”) elected Patrick Kolenik to serve as a director for the Company.  Mr. Kolenik is currently the President of Cyndel and Company, an advisory consulting company, and is a past Chariman and CEO of Sherwood Securities and has extensive experience with public companies.

The Board of Directors appointed Mr. Kolenik to its Audit Committee and Compensation Committee.   The Board has determined that Mr. Kolenik meets the SEC’s qualifications to be an “independent director.”

Currently the independent board members do not receive compensation for service as a director. There is no arrangement or understanding between Mr. Kolenik and any other persons pursuant to which Mr. Kolenik was selected as a director, and there are no related party transactions involving Mr. Kolenik that are reportable under Item 404(a) of Regulation S-K.

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 31, 2011, the Company’s Board of Directors amended and restated its Bylaws (the “Amendment”), effective immediately.  The previous Bylaws were adopted in 2000 by the Company’s prior management.  The Company’s current Board of Directors adopted the Amendment to clarify and update the Bylaws.   Except for reducing the quorum necessary for actions at a meeting of stockholders from one-half to one-third, no material changes were made to the Bylaws.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

3.1Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

PREMIER ALLIANCE GROUP, INC.
(Registrant)
DATE: January 31, 2011	By:	/s/ Mark S. Elliott
Mark S. Elliott
President